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                                                                     EXHIBIT 4.5

                               THIRD AMENDMENT TO

                         SALE AND CONTRIBUTION AGREEMENT

          THIS THIRD AMENDMENT TO SALE AND CONTRIBUTION AGREEMENT, dated as of December 20, 2002 (this "Third Amendment") relates to that certain Sale and Contribution Agreement dated as of December 20, 2000, between Blue Hill and the Originator (each as defined below), as amended by the First Amendment to Sale and Contribution Agreement dated as of October 1, 2002 and as amended by the Second Amendment to Sale and Contribution Agreement dated as of December 2, 2002 (the "Sale and Contribution Agreement"), and is entered into by and between BLUE HILL II, INC., a Delaware corporation ("Blue Hill") and AMERISOURCEBERGEN DRUG CORPORATION (f/k/a AmeriSource Corporation), a Delaware corporation, as successor by merger to Bergen Brunswig Drug Company, a California corporation, as the originator (in such capacity, the "Originator"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Amended and Restated Annex X to the Sale and Contribution Agreement dated as of December 20, 2000, and the Amended and Restated Receivables Purchase and Servicing Agreement dated as of December 20, 2002 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, "Annex X").

                               W I T N E S S E T H

          WHEREAS, Blue Hill and the Originator have entered into the Sale and Contribution Agreement;

          WHEREAS, Blue Hill, the Servicer, the Purchasers and the Administrative Agent have entered into the Purchase Agreement;

          WHEREAS, Blue Hill desires to (a) add additional parties as "Purchasers" to the Purchase Agreement so that such parties may make Purchases of Purchaser Interests pursuant to the Purchase Agreement, (b) increase the Maximum Purchase Limit available to Blue Hill thereunder, (c) add other additional parties as "Purchaser Agents" to the Purchase Agreement to act as agents to the "Purchasers" in order to facilitate the Purchases under the Purchase Agreement and (d) provide for the ability of the Purchasers to assign their interests thereunder from time to time;

          WHEREAS, Blue Hill and Originator (collectively, the "Parties") have mutually requested that the Sale and Contribution Agreement be amended (the "Amendments") to reflect the addition of parties as "Purchasers" and "Purchaser Agents" to the Purchase Agreement; and

          WHEREAS, the Parties are willing to so effect the Amendments on the terms and conditions set forth herein.

                                                              THIRD AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT

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          NOW, THEREFORE, in consideration of the above premises, the Parties agree as follows:

     1. Definitions and Usage. Any reference herein to Section, Exhibit or Schedule shall, unless otherwise specified, refer to such Section, Exhibit or Schedule hereof, in its entirety.

     2. Amendments to the Sale and Contribution Agreement. Upon the Third Amendment Effective Date, the Sale and Contribution Agreement is hereby amended as follows:

          a. By amending Section 3.4 by (i) adding the phrase ", any Purchaser Agent's" after the phrase "Administrative Agent's" and (ii) deleting the phrase "Neither the Seller, the Administrative Agent nor any Purchaser" in its entirety and substituting in its stead the phrase "None of the Seller, the Administrative Agent, the Purchaser Agents and the Purchasers".

          b. By amending Section 5.2(e) by adding the phrase "and the Purchaser Agents" after the phrase "the Administrative Agent".

          c. By amending Section 5.2(o) by adding the phrase ", the Purchaser Agents" after the phrase "the Purchasers".

          d. By amending Section 6.1(e) by (i) adding the phrase "or any Purchaser Agent" after the first reference to the phrase "the Administrative Agent", and (ii) adding the phrase ", the Purchaser Agents" after each reference therein to "the Servicer".

          e. By amending Section 6.1(l) by adding the phrase ", the Purchaser Agents" after the phrase "the Buyer".

          f. By amending Section 6.1(m) by adding the phrase ", the Purchaser Agents" after each reference therein to "the Servicer".

          g. By deleting Section 6.1(o) in its entirety and substituting the following in its stead:

          (o) No Proceedings. From and after the Closing Date and until the date one year plus one day following the date on which the Commercial Paper allocable to Buyer with the latest maturity has been indefeasibly paid in full in cash, the Originator shall not, directly or indirectly, institute or cause to be instituted against Buyer or any Purchaser any proceeding of the type referred to in Sections 9.01(c) and 9.01(d) of the Purchase Agreement. The Originator acknowledges and agrees that no Conduit Purchaser shall, nor shall be obligated to, pay any amount pursuant to the Related Documents unless
          (i) such Conduit Purchaser has received funds which may be used to make such payment pursuant to the Program Documents, and (ii) after giving effect to such payment, either (A) such Conduit Purchaser could issue Commercial Paper to refinance all outstanding Commercial Paper (assuming such outstanding Commercial

                                                              THIRD AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT

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          Paper matured at such time) issued by such Conduit Purchaser without violating the Program Documents, or (B) all Commercial Paper issued by such Conduit Purchaser is paid in full. Any amount which a Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or an obligation of such Conduit Purchaser for any insufficiency unless and until such Conduit Purchaser satisfies the provisions of such preceding sentence. This
          Section 6.1(o) shall survive the termination of this Agreement.

          h. By amending Section 8.2 by (i) adding the phrase "and the Purchaser Agents" after the first and second references to "Purchasers",
     (ii) adding the phrase "nor any Purchaser Agent" after the phrase "nor any Purchaser" and (iii) deleting the last sentence of Section 8.2 in its entirety and substituting the following in its stead:

          Originator hereby further acknowledges that the execution and performance of this Agreement are conditions precedent for the Administrative Agent, the Purchaser Agents and the Purchasers to enter into the Purchase Agreement and that the agreement of the Administrative Agent, the Purchaser Agents and Purchasers to enter into the Purchase Agreement will directly or indirectly benefit Originator and constitutes good and valuable consideration for the rights and remedies of the Administrative Agent, the Purchaser Agents and each Purchaser with respect hereto.

          i. By amending Section 8.3 by adding the phrase "or Purchaser Agent" after the phrase "or any Purchaser".

          j. By amending Section 8.9 (a) by (i) adding the phrase ", the Purchaser Agents" after the first reference therein to "the Administrative Agent", (ii) adding the phrase "any Purchaser Agent" after the third reference therein to "the Administrative Agent", and (iii) adding the phrase ", any Purchaser Agent" after the fourth and fifth references therein to "the Administrative Agent".

     3. Representations and Warranties of the Originator and the Servicer. Each of the Originator and the Servicer represents and warrants to Blue Hill that, as of the Third Amendment Effective Date and after giving effect to this Third Amendment:

          a. All of the representations and warranties of the Originator and the Servicer contained in this Third Amendment, the Sale and Contribution Agreement and the other Related Documents are true and correct in all material respects on and as of the Third Amendment Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date); and

          b. No Termination Event or Incipient Termination Event has occurred and is continuing or will result after giving effect to this Third Amendment.

                                                              THIRD AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT

                                        3

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     4.   Effective Date. This Third Amendment shall become effective as of the date first written above (the "Third Amendment Effective Date") upon the satisfaction of each of the following conditions:

          a. Blue Hill shall have received each of the following documents, in each case in form and substance satisfactory to Blue Hill and the Administrative Agent:

               i.    counterparts hereof executed by each of the Parties;

               ii. satisfactory evidence of the effectiveness of the Amended and Restated Agreement and Annex X, dated as of the date hereof, among Blue Hill, the Servicer, the Administrative Agent, the Purchaser Agents and the Purchasers, together with delivery of an execution copy thereof and of the other documents delivered in connection therewith;

               iii. an executed Amended and Restated Fee Letter, dated as of the date hereof, between Blue Hill, GE Capital as Administrative Agent, a Purchaser Agent and a Committed Purchaser, and Redwood.

               iv. an executed RPSA Supplement Agreement, dated as of the date hereof, between Blue Hill, Liberty Street Funding Corp. as a Conduit Purchaser, The Bank of Nova Scotia as a Committed Purchaser, and The Bank of Nova Scotia as Purchaser Agent for the aforementioned Conduit Purchaser and Committed Purchaser.

               v. a certificate of an officer of the Originator attesting to the solvency of Originator;

               vi. a certificate of an officer of the Originator certifying, among other things, that the representations and warranties contained in the Related Documents are correct as of the date hereof;

               vii. a certificate of the Secretary or Assistant Secretary of the Originator certifying no change in the certificate of incorporation of the Originator and bylaws of the Originator, and certifying and attaching resolutions authorizing the Third Amendment and an incumbency certificate;

               viii. tax and good standing certificates of the Seller in the states of California, and Delaware;

               ix. tax and good standing certificates of the Originator in the state of California, Pennsylvania and Delaware;

               x. a legal opinion as to security interests, enforceability, corporate matters and non-contravention delivered by Dechert, and in addition, a legal opinion delivered by the in-house counsel of the Originator and Buyer, both, after giving effect to the Third Amendment;

                                                              THIRD AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT

                                     4

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               xi.   such additional documentation as the Buyer may reasonably
          request;

          b. No law, regulation, order, judgment or decree of any Governmental Authority shall, and no Party shall have received any notice that litigation is pending or threatened which is likely to, enjoin, prohibit or restrain the consummation of the transactions contemplated by this Third Amendment, except for such laws, regulations, orders or decrees, or pending or threatened litigation, that in the aggregate could not reasonably be expected to have a Material Adverse Effect;

          c. All of the representations and warranties of Blue Hill and the Servicer contained in this Third Amendment and the other Related Documents shall be true and correct in all material respects on and as of the Third Amendment Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date);

          d. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Third Amendment shall be satisfactory in all respects in form and substance to the Buyer; and

          e. No Termination Event or Incipient Termination Event shall have occurred and be continuing on the Third Amendment Effective Date or will result after giving effect to this Third Amendment.

     5.   Reference to and Effect on the Related Documents.

          a. Upon the Third Amendment Effective Date, (i) each reference in the Sale and Contribution Agreement to "this Agreement", "hereunder", "hereof" or phrase of like import, and each reference in the Related Documents to the Sale and Contribution Agreement shall mean and be a reference to the Sale and Contribution Agreement as amended and supplemented hereby.

          b. Except to the extent specifically set forth herein, the respective provisions of the Sale and Contribution Agreement and the other Related Documents shall not be amended, modified, waived, impaired or otherwise affected hereby, and such documents and the Obligations under each of them are hereby confirmed as being in full force and effect.

          c. This Third Amendment shall be limited solely to the matters expressly set forth herein and shall not (i) constitute an amendment or waiver of any other term or condition of the Sale and Contribution Agreement or any other Related Document, (ii) prejudice any right or rights which any of the Parties, the Administrative Agent or the Purchasers may now have or may have in the future under or in connection with the Sale and Contribution Agreement or any other Related Document, (iii) require any of the Parties, the Administrative Agent, the Purchaser Agents or the Purchasers to agree to a similar transaction on a future occasion or (iv) create any right herein to another

                                                              THIRD AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT

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     Person or other beneficiary or otherwise, except to the extent specifically provided herein.

     6. Acknowledgement of Amendment and Restatement. The Originator and Blue Hill acknowledge and consent to the amendment and restatement of Annex X in the form attached hereto as Annex I.

     7. Miscellaneous. This Third Amendment is a Related Document. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

     8. Section Titles. The Section titles in this Third Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     9. Counterparts. This Third Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     10. GOVERNING LAW. THIS THIRD AMENDMENT, AND ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     11. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Third Amendment. In the event an ambiguity or question of intent or interpretation arises, this Third Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Third Amendment.

                                     * * * *

                                                              THIRD AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT

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          IN WITNESS WHEREOF, Blue Hill and the Originator have caused this
Third Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                      BLUE HILL II, INC.,
                                      as Buyer

                                      By: ______________________________
                                          Name:
                                          Title:


                                      AMERISOURCEBERGEN DRUG CORPORATION,
                                      a Delaware corporation, as successor by
                                      merger to Bergen Brunswig Drug Company, a
                                      California corporation, as Originator and as Servicer



                                      By: ______________________________
                                          Name:
                                          Title:

ACKNOWLEDGED AND AGREED:

GENERAL ELECTRIC CAPITAL
CORPORATION,
as Administrative Agent

By: _______________________________
    Name: Brian P. Schwinn
    Title: Duly Authorized Signatory

                                                              THIRD AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT